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                                                                   Exhibit 10(c)

             Form of Notice and Acceptance of Grant of Nonqualified
                  Stock Options, awarded to Gregory L. Nesbitt.

                      [CLECO UTILITY GROUP INC. STATIONERY]

                               September ___, 1999



Mr. Gregory L. Nesbitt
C/O Cleco Utility Group Inc.
2030 Donohue Ferry Road
Pineville, LA 71360

         Re:      Notice and Acceptance of
                  Grant of Nonqualified Stock Options

Dear Mr. Nesbitt:

         The compensation committee of the Board of Directors of Cleco Utility Group Inc. (the "Committee") appointed to administer the Cleco Utility Group Inc. 1990 Long-Term Incentive Compensation Plan (the "Plan") has granted to you options to purchase shares of $2.00 par value voting common stock issued by Cleco Corporation (the "Common Stock"). This letter is intended to constitute notice of the terms and conditions applicable to the grant, and your acknowledgment of and agreement to be bound by the terms and conditions set forth below. Capitalized terms shall have the meanings ascribed to them in the Plan, unless defined herein.

          A Prospectus, Prospectus Supplement and Prospectus Supplement No. 2 are attached to this grant letter and contain additional information about the Plan and its administration. If you need additional copies of these documents or if you want to review the Plan, contact Catherine C. Powell at (318) 484-7400.

         1. GRANT. Effective as of July 23, 1999 (the "Effective Date"), the Committee hereby grants to you options to purchase 24,000 shares of Common Stock at an exercise price of $32.25 per share, which is the fair market value of Common Stock as of the Effective Date (as calculated under the Plan).

         2. VESTING. Subject to the limitations on exercise set forth in paragraph 3 hereof, the options granted hereunder shall vest on the earlier of
(a) three years from the Effective Date, provided you are employed by Cleco Utility Group Inc., Cleco Corporation or an affiliate thereof (collectively called the "Company") as of such date, (b) the date of your normal, early or late retirement under the Cleco Corporation Pension Plan (or any successor thereto), or (c) the date of your termination of employment with the Company on account of your death or disability.

         3. LIMITATIONS ON EXERCISE. The options granted hereunder shall be exercisable when vested in accordance with paragraph 2 hereof; provided, however, that no portion of the



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Mr. Gregory L. Nesbitt
[DATE]
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options granted hereunder shall be exercisable during the one-year period beginning as of the Effective Date and ending as of July 23, 2000, and that the options granted hereunder shall expire 10 years from the Effective Date.

          If your employment with the Company is terminated prior to the expiration of the grant and other than on account of "cause" (as defined below), the following rules shall govern the exercise of the options granted hereunder:

         a. If your employment with the Company is terminated on account of your death, your legal representative shall be entitled to exercise the options granted hereunder, in whole or in part, during the one-year period following the date of your death, provided the date of your death occurs after July 23, 2000.

         b. If your employment with the Company is terminated on account of your disability or normal, early or late retirement under the Cleco Corporation Pension Plan (or any successor thereto), you shall be entitled to exercise the options granted hereunder, in whole or in part, during the three-year period following the date of your disability or retirement, provided such exercise occurs after July 23, 2000.

         c. If your employment with the Company is terminated for any reason other than your death, disability or retirement (as defined above), you shall be entitled to exercise the options granted hereunder, in whole or in part, at any time within 30 days following your termination of employment, but only to the extent such options were vested and exercisable at the date of your termination.

         d. If your employment with the Company is terminated before the expiration of the options and the options are not exercised in accordance with subparagraphs a, b or c of this paragraph 3, the options granted hereunder shall be deemed canceled and expired, without requirement of further notice.

If your employment with the Company is terminated for cause, then notwithstanding any provision of this agreement or the Plan to the contrary, the options granted hereunder shall be canceled as of the date of such termination, without the requirement of further notice.

         For purposes of this paragraph 3, if your employment with the Company is subject to a severance agreement, employment agreement or similar document, the term "cause" shall be determined with reference to such agreement. Otherwise, "cause" shall mean the commission of an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaging in any intentional misconduct which is


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Mr. Gregory L. Nesbitt
[DATE]
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materially injurious to the Company's financial condition or business reputation, the commission of intentional damage to the property of the Company or commission of intentional wrongful disclosure of confidential information which is materially injurious to the Company's financial condition or business reputation, or intentional refusal to perform the material duties of your position. For purposes of this agreement, no action or failure to act will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. The Board of Directors (or its designee) will determine whether any termination is on account of cause as defined herein.

         4. CHANGE IN CONTROL. Notwithstanding any provision of the Plan or this agreement to the contrary, the options granted hereunder shall vest and be immediately exercisable upon the occurrence of a change in control. If your employment with the Company is subject to a severance agreement, employment agreement or similar document defining the term "change in control," the definition of such term (or a comparable term) contained in such document shall govern. Otherwise, the term "change in control" shall be determined in accordance with the Plan.

         5. METHOD OF EXERCISE. The options granted hereunder, to the extent exercisable, shall be exercised, in whole or in part, by providing written notice to the Committee, which notice shall designate the number of shares of Common Stock to be purchased and shall be accompanied by the full purchase price for the shares. The purchase price for shares may be paid in cash or cash equivalents or by delivery to the Committee shares of Common Stock to be credited (in whole or in part) against such price (valued at fair market value on the date the option is exercised). A form of notice acceptable to the Committee is attached as Exhibit A hereto.

         Delivery of certificates representing shares of Common Stock shall be made by the Company promptly after receipt of notice of exercise and payment in full; provided, however, that the Company's obligation to deliver certificates may be postponed, in the sole discretion of the Committee or the Company, for any period necessary to list, register or otherwise qualify the shares under applicable Federal or state securities laws.

         6. TAXES. The options granted herein are nonqualified or nonstatutory options. As such, you acknowledge that taxes are due on the exercise of the options, and you agree that the Company shall have the right to collect, as a condition of the delivery of shares of Common Stock hereunder, any taxes required by law to be withheld.

         You may elect to have Common Stock otherwise issuable to you on the exercise of the options withheld for the payment of Federal and state income and employment taxes due by notifying the Committee, in writing, at the time of exercise. Such withholding shall be made at the fair market value, determined as of the date of exercise. A withholding election form for this purpose is attached as Exhibit B hereto.


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Mr. Gregory L. Nesbitt
[DATE]
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         7. NO ASSIGNMENT. This grant shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

         8. ADDITIONAL REQUIREMENTS. You acknowledge that Common Stock acquired hereunder may bear such legends as the Committee or the Company deems appropriate to comply with applicable Federal or state securities laws. In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws.

         9. EMPLOYMENT RIGHTS. Neither this agreement, the grant of the options hereunder, nor the exercise of such options shall be deemed to confer upon you any right to continue in the employ of the Company or interfere, in any manner, with the right of the Company to terminate your employment, whether with or without cause, in its sole discretion.

         10. AMENDMENT. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

         11. PLAN AND AVAILABLE INFORMATION. The options granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan.

                                  Very truly yours,

                                  CLECO UTILITY GROUP INC.


                                  By:
                                      ------------------------------------------
                                        David M. Eppler
                                  Its:  President and Chief Operating Officer


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Mr. Gregory L. Nesbitt
[DATE]
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                          ACKNOWLEDGMENT AND AGREEMENT

         I acknowledge that the options to acquire shares of Common Stock granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, in addition to the terms and conditions of this agreement. By execution of this agreement, I acknowledge that I have been given an opportunity to review the Plan and that I have received a copy of the Prospectus, Prospectus Supplement and Prospectus Supplement No. 2. I further acknowledge that no member of the Committee shall be liable for any action or determination taken in good faith with respect to the Plan or any grant or award hereunder or this agreement.


----------------------------             ---------------------------------------
Social Security Number                   Gregory L. Nesbitt

                                         Date:
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